CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF

EnerJex Resources, Inc.

We consent to the incorporation by reference in the Registration Statement No, 333-154472 on Form S-8 of EnerJex Resources, Inc., of our report dated April 10, 2013, with respect to the consolidated financial statements of EnerJex Resources, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Weaver Martin & Samyn, LLC
Weaver Martin & Samyn, LLC
Certified Public Accountants

Kansas City, Missouri

Date: September 13, 2013